MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 734-1112
Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.com

April 16, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549
United States of America

Dear Sirs:

Re: Rolltech, Inc. (the "Corporation")

We refer to the Company's current report on Form 8-K (the "Form 8-K") in connection with the change in the Company's certifying accountant effective April 17, 2002. We have read and agree with the comments in Item 4 of the Form 8-K insofar as such comments relate to us.

Yours truly,

MOORE STEPHENS ELLIS FOSTER LTD.

By: /s/ David Kong

David Kong, CA